UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
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FORM 8-K
 __________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2016
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 BWX TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
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DELAWARE	001-34658	80-0558025
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 MAIN STREET, 4TH FLOOR
LYNCHBURG, VIRGINIA		24504
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (980) 365-4300

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

-	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
-	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
-	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
-	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On June 30, 2016, the Virginia Supreme Court ruled in favor of BWX Technologies, Inc. and certain of its current and former subsidiaries (the “BWXT Parties”) in the case entitled AREVA NP, INC. f/k/a Framatome ANP, Inc. v. The Babcock & Wilcox Company, et. al. The BWXT Parties had appealed an adverse trial verdict of $16.1 million delivered in December 2014 in a case alleging that the BWXT Parties owed royalties on certain commercial nuclear contracts performed since 2004. In its ruling, the Virginia Supreme Court reversed the trial verdict in full and dismissed all claims against the BWXT Parties in the case. The plaintiff can elect to file a notice of petition for rehearing within 10 days from the ruling date. If no such notice is filed, or if the petition is rejected by the Virginia Supreme Court, the June 30, 2016 ruling would be the final disposition of the case.

For additional information on this matter, see Note 5 to our condensed consolidated financial statements in the Quarterly Report on Form 10-Q for the period ending March 31, 2016 filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BWX TECHNOLOGIES, INC.

By:	/s/ James D. Canafax
James D. Canafax
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Date: July 5, 2016